                                                                    EXHIBIT 99.3

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Internet Banking Division of
The Independent BankersBank:

   We have audited the accompanying balance sheets of THE INTERNET BANKING DIVISION OF THE INDEPENDENT BANKERSBANK (an unincorporated division of a Texas chartered Federal Reserve member bank) as of December 31, 1997 and 1998 and the related statements of operations, changes in accumulated deficit, and cash flows for the period from inception (February 1, 1997) to December 31, 1997, and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Internet Banking Division of The Independent BankersBank as of December 31, 1997 and 1998 and the results of its operations and its cash flows for the period from inception (February 1, 1997) to December 31, 1997 and the year ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Atlanta, Georgia
September 3, 1999

                        THE INTERNET BANKING DIVISION OF
                          THE INDEPENDENT BANKERSBANK

                                 BALANCE SHEETS

                                                 December 31,
                                              --------------------   June 30,
                                                1997       1998        1999
                                              ---------  ---------  -----------
                                                                    (Unaudited)
                   ASSETS
CURRENT ASSETS:
  Accounts receivable ......................  $   5,054  $  91,520   $ 116,083
  Inventory ................................     15,300     30,885      31,635
                                              ---------  ---------   ---------
    Total current assets....................     20,354    122,405     147,718
PROPERTY AND EQUIPMENT, net.................      4,721     23,111      30,283
CAPITALIZED SOFTWARE DEVELOPMENT COSTS (Note
 2).........................................          0    214,145     644,717
                                              ---------  ---------   ---------
    Total assets............................  $  25,075  $ 359,661   $ 822,718
                                              =========  =========   =========
    LIABILITIES AND ACCUMULATED DEFICIT
CURRENT LIABILITIES:
  Accrued expenses..........................  $   1,060  $   7,285   $   7,285
  Accounts payable .........................          0    214,224     704,894
  Deferred revenue..........................     22,625     98,250      57,000
  Due to Parent.............................    179,761    680,974     816,314
                                              ---------  ---------   ---------
    Total current liabilities...............    203,446  1,000,733   1,585,493
                                              ---------  ---------   ---------
COMMITMENTS AND CONTINGENCIES (Notes 6 and
 7)
ACCUMULATED DEFICIT:
  Accumulated deficit.......................   (178,371)  (641,072)   (762,775)
                                              ---------  ---------   ---------
    Total liabilities and accumulated
     deficit................................  $  25,075  $ 359,661   $ 822,718
                                              =========  =========   =========


      The accompanying notes are an integral part of these balance sheets.

                        THE INTERNET BANKING DIVISION OF
                          THE INDEPENDENT BANKERSBANK

                            STATEMENTS OF OPERATIONS

                            For the Period
                            From Inception   For the Year For the Six Months
                          (February 1, 1997)    Ended       Ended June 30,
                           to December 31,   December 31, --------------------
                                 1997            1998       1998       1999
                          ------------------ ------------ ---------  ---------
REVENUES:
  Installation fees......     $       0       $ 273,747   $ 197,415  $ 224,859
  Monthly license and
   support fees..........             0         158,513      46,950    111,435
                              ---------       ---------   ---------  ---------
    Total revenues.......             0         432,260     244,365    336,294
                              ---------       ---------   ---------  ---------
OPERATING EXPENSES:
  Cost of installation,
   license, and support..             0        (433,820)   (176,214)  (250,445)
  Selling, general and
   administrative
   expenses..............      (173,679)       (508,559)   (222,488)  (309,808)
  Depreciation and
   amortization..........        (4,692)         (6,582)     (3,081)    (6,744)
                              ---------       ---------   ---------  ---------
    Total operating
     expenses............      (178,371)       (948,961)   (401,783)  (566,997)
                              ---------       ---------   ---------  ---------
  Other Income...........             0          54,000           0    109,000
                              ---------       ---------   ---------  ---------
NET OPERATING LOSS.......     $(178,371)      $(462,701)  $(157,418) $(121,703)
                              =========       =========   =========  =========



        The accompanying notes are an integral part of these statements.

                        THE INTERNET BANKING DIVISION OF
                          THE INDEPENDENT BANKERSBANK

                  STATEMENT OF CHANGES IN ACCUMULATED DEFICIT

                                                                    Accumulated
                                                                     (Deficit)
                                                                    -----------
BALANCE, February 1, 1997..........................................  $       0
  Net loss.........................................................   (178,371)
                                                                     ---------
BALANCE, December 31, 1997.........................................   (178,371)
  Net loss.........................................................   (462,701)
                                                                     ---------
BALANCE, December 31, 1998.........................................   (641,072)
  Net loss (unaudited).............................................   (121,703)
                                                                     ---------
BALANCE, June 30, 1999 (unaudited).................................  $(762,775)
                                                                     =========



        The accompanying notes are an integral part of these statements.

                        THE INTERNET BANKING DIVISION OF
                          THE INDEPENDENT BANKERSBANK

                            STATEMENTS OF CASH FLOWS

                         For the Period
                         From Inception                       For the Six Months
                        February 1, 1997       For the           Ended June 30
                               to            Year Ended     -----------------------
                        December 31, 1997 December 31, 1998    1998        1999
                        ----------------- ----------------- ----------- -----------
                                                            (unaudited) (unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
  Net loss.............     $(178,371)        $(462,701)     $(157,418)  $(121,703)
  Adjustments to
   reconcile net loss
   to net cash used in
   operating
   activities:
   Depreciation and
    amortization.......         4,692             6,582          3,081       6,744
    Changes in assets
     and liabilities:
    Accounts
     receivable........        (5,054)          (86,466)      (117,362)    (24,563)
    Accrued expenses...         1,060             6,225              0           0
    Inventory..........       (15,300)          (15,585)         7,665        (750)
    Deferred revenues..        22,625            75,625        (22,625)    (41,250)
                            ---------         ---------      ---------   ---------
     Net cash (used in)
      provided by
      operating
      activities.......      (170,348)         (476,320)      (286,659)   (181,522)
                            ---------         ---------      ---------   ---------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
  Additions to
   capitalized software
   development costs...             0          (214,145)             0    (430,572)
  Accounts payable
   related to funding
   of software
   development.........             0           214,224              0     490,670
  Purchase of property
   and equipment.......        (9,413)          (24,972)       (11,681)    (13,916)
                            ---------         ---------      ---------   ---------
     Net cash used in
      investing
      activities.......        (9,413)          (24,893)       (11,681)    (46,182)
                            ---------         ---------      ---------   ---------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
  Net proceeds from
   Parent..............       179,761           501,213        298,340     135,340
                            ---------         ---------      ---------   ---------
NET CHANGE IN CASH.....             0                 0              0           0
CASH, beginning of
 period................             0                 0              0           0
                            ---------         ---------      ---------   ---------
CASH, end of period....     $       0         $       0      $       0   $       0
                            =========         =========      =========   =========


        The accompanying notes are an integral part of these statements.

          THE INTERNET BANKING DIVISION OF THE INDEPENDENT BANKERSBANK

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998

         (Information as of June 30, 1999 and for the Six Months Ended
                      June 30, 1998 and 1999 is Unaudited)

1. ORGANIZATION AND NATURE OF BUSINESS

   The Internet Banking Division of The Independent BankersBank (the "Company") was established as an unincorporated division on February 1, 1997. The Company was organized by The Independent BankersBank (the "Parent"), a Texas chartered Federal reserve member bank to provide Internet banking solutions and internet banking services to other banker's associations and independent financial institutions in the United States. The Company provides a blend of marketing and technical expertise to deliver, support, and promote Internet-enabled technology to financial institutions. The Company has developed a number of Internet banking services that enable financial institutions to utilize a system of hardware and software, developed, implemented, and maintained by the Company, through which customers of the financial institution can use commonly available personal computer software to communicate electronically with the financial institution and perform certain electronic home banking, bill paying, and other on-line banking transactions.

   The accompanying financial statements present the financial position, results of operations, and cash flows of the Company as if it were a separate entity for all periods presented. Accordingly, the accompanying financial statements for the period of inception (February 1, 1997) to December 31, 1997, the year ended December 31, 1998, and the six month periods ended June 30, 1998 and 1999 include certain administrative costs and expenses, which have been allocated to the Company by Parent. The costs have been allocated on a pro rata basis based primarily on employee headcount or incurred time and services and represent management's best estimates of what support costs would have been had the Company been operated as a separate entity. The Parent performs services and incurs certain costs for the Company. Services provided include tax, treasury, risk management, employee benefits, legal, data processing, application of cash receipts, and other general corporate services. Corporate costs of Parent services totaling $85,376, $116,079, $55,682, and $70,416 have been allocated to the Company during the period from inception (February 1, 1997) to December 31, 1997, the year ending December 31, 1998, and the six month periods ended June 30, 1998 and 1999, respectively, and are included in selling, general, and administrative expenses in the accompanying statements of operations. In the opinion of management, the method of allocating these costs is reasonable. However, the costs of services charged to the Company are not necessarily indicative of the costs that would have been incurred if the Company had performed these functions.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Interim Unaudited Financial Information

   The financial statements as of June 30, 1999, and for the six months ended June 30, 1998 and 1999 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the unaudited financial statements for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

          THE INTERNET BANKING DIVISION OF THE INDEPENDENT BANKERSBANK

Inventory

   The Company maintains finished goods, comprised of hardware that are provided to banks as part of the implementation process. These inventories are valued at the lower of cost or market, cost being determined on the first-in, first-out ("FIFO") basis.


Property and Equipment

   The Parent holds legal title to all property and equipment. These assets are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed as incurred. Depreciation is provided using the straight-line method for financial reporting purposes. The property and equipment primarily consists of furniture and office equipment and is depreciated in five years.

Capitalized Software Development Costs

   Research and development costs are expensed as incurred. Computer software development costs are charged to research and development expense until technological feasibility of the software is established; after which, remaining software production costs are capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting For Computer Software to be Sold, Leased, or Otherwise Marketed." Amortization of capitalized software-development costs begins as products are made available for sale or as the related product is put into use with annual amortization equal to the greater of the amount computed using the ratio that current gross revenues bear to the total of current and anticipated future gross revenues for the product or the straight-line method over the remaining economic life of the product, not to exceed five years. Currently none of the developed software is available for general release and, as such, is not being amortized.

Revenue Recognition

   The Company's revenue consists of revenues from the licensing of software and fees from consulting, implementation, training, and maintenance services. The Company recognizes revenue in accordance with the provisions of American Institute of Certified Public Accountants Statement of Position ("SOP") No. 97-2, "Software Revenue Recognition." The company recognizes the one-time non-refundable implementation fee upon completion of the installation of the software. License revenues and maintenance fees related to customer maintenance and support are billed together and recognized ratably over the term of the software license and support agreement, which is typically three years.

   Revenues from services fees are recognized as the services are performed.

   Amounts that have been prepaid or invoiced but that do not yet qualify for recognition under the Company's revenue recognition policy are reflected as deferred revenues.

Deferred Revenue and Deferred Expenses

   Deferred revenue represents the liability for advanced billings to customers primarily related to internet banking software and hardware implementation and training. Such amounts are recognized as revenue ratably

          THE INTERNET BANKING DIVISION OF THE INDEPENDENT BANKERSBANK over the period of the applicable agreement. Deferred expenses represent services provided to the Company's customers by third parties. These third parties provide services related to Internet banking software and hardware implementation training and conversion of the financial institution's customer data. Such amounts are recognized in connection with the recognition of related revenues.

Returns and Product Warranty

   The Company provides for the costs of returns and product warranty claims when specific problems are identified. The Company has not experienced significant returns or warranty claims to date.

Fair Value Financial Instruments

   The fair value of instruments classified as current assets or liabilities, including accounts receivable and accounts payable, approximate carrying value due to the short-term maturity of the instruments.

Long-Lived Assets

   The Company periodically reviews the values assigned to long-lived assets to determine if any impairments have occurred. Management believes that the long-lived assets on the accompanying balance sheets are appropriately valued.

Funding of Operations by Parent

   Parent funds the Company's operations as necessary. Transfers of operating funds between Parent and the Company occur on a noninterest-bearing basis, with the net amounts of these transfers reflected in due to Parent in the accompanying balance sheets. The net balance is due to Parent of $179,761, $680,974, and $816,314 at December 31, 1997, December 31, 1998, and June 30,
1999, respectively, is classified as a component of current liabilities in the accompanying balance sheets.

Income Taxes

   The Company uses the liability method of accounting for income taxes, as set forth in SFAS No. 109, "Accounting for Income Taxes." Under the liability method, deferred tax assets or liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to be settled or realized.

Comprehensive Loss

   Comprehensive loss for the period from inception (February 1, 1997) to December 31, 1997, the year ended December 31, 1998, and the six month periods ended June 30, 1998 and 1999 is the same as the net loss as presented in the accompanying statements of operations.

New Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The statement is effective for all fiscal quarters for all fiscal years beginning after June 15, 2000. The statement is not expected to have a significant impact on the Company's financial statements.

Advertising and Sales Promotion Costs

   Advertising and sales promotion costs are expensed as incurred and totaled $10,780, $8,613, $5,321 and $3,576 for the period from inception (February 1, 1997) to December 31, 1998, and the six month periods ended June 30, 1998 and 1999, respectively.

          THE INTERNET BANKING DIVISION OF THE INDEPENDENT BANKERSBANK

3. PROPERTY AND EQUIPMENT

   Property and equipment at December 31, 1997 and 1998, and June 30, 1999 consist of the following:

                                                       December 31
                                                      ---------------  June 30,
                                                       1997    1998      1999
                                                      ------  -------  --------
   Furniture and office equipment.................... $9,413  $34,385  $48,301
     Less accumulated depreciation................... (4,692) (11,274) (18,018)
                                                      ------  -------  -------
   Property and equipment, net....................... $4,721  $23,111  $30,283
                                                      ======  =======  =======

4. INCOME TAXES

   The Company was included in the consolidated federal income tax return of the Parent for the fiscal years ended December 31, 1997 and 1998. The Company's provision for income tax benefit in the accompanying statements of operations reflects the federal income tax calculated as if the Company was a stand-alone entity. At December 31, 1998, the Company has incurred a net operating loss ("NOL") since inception of approximately $462,700. As of December 31, 1998, the Company has NOL carryforwards available to offset its future income tax liability. The NOL carryforwards begin to expire in 2012. Due to the uncertainty of the realizability of the net operating losses, the Company has not reflected these carryforwards in the accompanying statement of operations on a stand-alone basis an income tax benefit for any period presented and has recorded a valuation allowance equal to the net deferred tax assets of the Company at December 31, 1997 and 1998. The Company is a Texas chartered bank and is not subject to state income taxes.

   The following is a summary of the items which caused recorded income taxes to differ from taxes computed using the statutory federal income tax rate for the period from inception (February 1, 1997) to December 31, 1997 and for the year ended December 31, 1998:

                                                                     1997  1998
                                                                     ----  ----
   Tax provision at federal statutory rate..........................  34%   34%
   Valuation allowance.............................................. (34)  (34)
                                                                     ---   ---
                                                                       0%    0%
                                                                     ===   ===

   The components of the deferred tax asset for the period from inception (February 1, 1997) to December 31, 1997 and for the year ended December 31, 1998 are as follows:

                                                               1997      1998
                                                              -------  --------
   Deferred income tax benefit:
     Net operating loss carryforward......................... $60,646  $157,318
     Accrued liabilities.....................................     360     2,477
     Deferred revenue........................................   7,694    33,405
                                                              -------  --------
         Deferred tax asset..................................  68,700   193,200
   Valuation allowance....................................... (68,700) (193,200)
                                                              -------  --------
         Net deferred tax assets............................. $     0  $      0
                                                              =======  ========

5. EMPLOYEE BENEFIT PLAN

   Parent sponsors the Company's 401(k) plan (the "Plan"), a defined contribution plan covering substantially all employees of the Company. To become eligible, employees must be with the company at least

          THE INTERNET BANKING DIVISION OF THE INDEPENDENT BANKERSBANK six months at the time of the Plan enrollment date. These enrollment dates occur on January 1 and July 1 of each year. Eligible employees who elect to participate in the Plan may contribute between 1% and 15% of eligible compensation, as defined by the Plan. Employee contribution matching is determined by the Parent as elective deferral contributions are made. These matches are discretionary up to 5% of the employees' compensation. Expenses relating to the matching contributions are allocated to the Company. During the period from inception (February 1, 1997) to December 31, 1997, the year ended December 31, 1998, and the six month periods end June 30, 1998 and 1999. Parent matching totals were $0, $3,951, $0, and $8,195, respectively, and is included as a component of selling, general, and administrative expenses in the accompanying statements of operations.

6. COMMITMENTS AND CONTINGENCIES

Operating Leases

   Internet Banking Division currently subleases space from the Parent, however, there is not a signed agreement for future commitments. The Company has no lease obligations and currently has no lease commitments outstanding. The total rent expense for the period from inception (February 1, 1997) to December 31, 1997, the year ended December 31, 1998, and the six month periods ended June 30, 1998 and 1999 is $1,015, $8,036, $1,427, and $4,557,
respectively.

Product Liability

   As a result of their complexity, software products may contain undetected errors or failures when first introduced or as new versions are released. There can be no assurance that, despite testing by the Company and testing and use by current and potential customers, errors will not be found in new Internet banking systems after commencement of commercial release or, if discovered, that the Company will be able to successfully correct such errors in a timely manner or at all. The occurrence of errors and failures in the Company's products could result in loss of or delay in the market acceptance of the Company's Internet banking systems, and alleviating such errors and failures could require significant expenditure of capital and other resources by the Company. The consequences of such errors and failures could have a material adverse effect on the Company's business, results of operations, and financial condition.

Litigation

   The Company is subject to litigation related to matters arising in the normal course of business, including product liability. As of December 31, 1998, management is not aware of any unasserted, asserted, or pending material litigation or claims against the Company.

7. RELATED-PARTY TRANSACTIONS

   On September 3, 1999, the Company was acquired by Netzee, Inc. ("Netzee"), as discussed in Note 8. The Internet Banking Division of The Bankers Bank of Georgia ("BB-GA") was also acquired by Netzee on this date. The Company and BB-GA have conducted business together since the BB-GA'S inception (March 1, 1998). The Company has received $40,000 for the period from March 1, 1998 through December 31, 1998 from BB-GA, for the right of BB-GA to share outsourced financial institution customer data conversion services, for which the Company has an agreement with a third party to perform. This fee is included in other income revenues on the accompanying statement of operations for the year end December 31, 1998.

          THE INTERNET BANKING DIVISION OF THE INDEPENDENT BANKERSBANK

   The conversion service provider bills the company actual fees for conversion services which are billed and paid through BB-GA. The Company recognized $0, $54,000, $12,000, and $109,000 in conversion services revenues during the period from inception (February 1, 1997) to December 31, 1997, the year ended December 31, 1998, and the six month periods ended June 30, 1998 and 1999, respectively. At December 31, 1998 and June 30, 1999, the Company had a receivable from BB-GA of $25,710 and $74,386, respectively, for conversion services performed by the third party.

   On January 1, 1999, the Company entered into a product development agreement with BB-GA and an independent developer (the "Developer"), in which the Developer is developing two commercial cash management systems for the Company and BB-GA, who will share ownership and development costs of such systems equally. The actual commencement of the development began in 1998. The Company reimburses BB-GA for half of the amounts incurred by Developer for contractual services performed. The Company accounts for the capitalized software development costs in accordance with SFAS No. 86, as discussed in Note 1. As of December 31, 1997 and 1998 and June 30, 1999, the Company had a payable of $0, $214,224, and $704,893, respectively, to BB-GA for development costs incurred to date. This payable is stated separately on the accompanying balance sheets.

8. SUBSEQUENT EVENT

   On September 3, 1999, the Company was acquired by Netzee, Inc., ("Netzee"), for 1,361,000 shares of Netzee's stock. The acquisition of the Company was accounted for as a purchase under Accounting Principles Board Opinion No. 16.